Exhibit 10.2

CERTAIN INDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRATION TREATS AS PRIVATE OR CONFIDENTIAL

LOCK-UP AGREEMENT

- Among -

URANIUM ENERGY CORP.

- And -

UEC 2022 ACQUISITION CORP.

- And -

CONSENTING SHAREHOLDER

Dated as of June 13, 2022

LOCK-UP AGREEMENT

This lock-up agreement (the “Agreement”) dated as of June 13, 2022 sets out the agreement among Uranium Energy Corp. (“UEC”), UEC 2022 Acquisition Corp. (the “Purchaser”), a wholly-owned subsidiary of UEC and the undersigned (the “Consenting Shareholder”), regarding the proposed acquisition transaction among UEX Corporation (the “Company”), UEC and the Purchaser, as more fully described in the arrangement agreement that has been entered into among the Company, UEC and the Purchaser (the “Arrangement Agreement”, and with the terms agreed to and set out therein being the “Arrangement Terms”).

WHEREAS:

(A)

the Company, UEC and the Purchaser have entered into the Arrangement Agreement, which is the basis of the plan of arrangement attached as an exhibit to the Arrangement Agreement (the “Plan”), and related transactions (collectively, the “Transaction”), involving the acquisition by the Purchaser of all of the issued and outstanding common shares of the Company (the “Company Common Shares”) by way of proceedings (the “Arrangement Proceedings”) under the Canada Business Corporations Act;

(B)	the Consenting Shareholder wishes to support the Transaction subject to the terms and conditions contained herein and in the Arrangement Agreement;

(C)	the Parties have agreed to enter into this Agreement to provide for the support by the Consenting Shareholder of the Transaction;

NOW THEREFORE this Agreement witnesses that, in consideration of the premises and the covenants and agreement herein contained, the Parties hereto agree as follows:

1.	Interpretation

(a)	Capitalized terms used herein and not otherwise defined shall have the meaning to be ascribed thereto in the Arrangement Agreement.

(b)	The Consenting Shareholder and the Purchaser are collectively referred to as the “Parties” and each a “Party”.

(c)	The headings in this Agreement are for reference only and shall not affect the meaning or interpretation of this Agreement.

(d)	Unless the context otherwise requires, words importing the singular shall include the plural and vice versa and words importing any gender shall include all genders.

2.	Representations and Warranties of the Consenting Shareholder

The Consenting Shareholder hereby represents and warrants to the Purchaser (and acknowledges that the Purchaser is relying upon such representations and warranties) that:

(a)

the Consenting Shareholder is the legal and beneficial owner, directly or indirectly, of or exercises control or direction over the number of (i) Company Common Shares, (ii) stock options exercisable for Company Common Shares (the “Options”), and/or (iii) restricted share units entitling the Consenting Shareholder to Company Common Shares (the “RSUs”) as set forth in Schedule “A” hereto;

(b)

the Relevant Securities are the only securities in the capital of the Company for which the Consenting Shareholder has legal or beneficial ownership, directly or indirectly, or exercises control or direction over, other than any warrants convertible or exchangeable into securities in the capital of the Company, and the Relevant Securities are free and clear from all Encumbrances;

(c)

no person has any agreement or option, or any right or privilege (whether by law, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, acquisition or transfer of any of the Relevant Securities, or any interest therein or right thereto, except pursuant to this Agreement, and none of the Relevant Securities are subject to any proxy, voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities, call meetings of holders of the Company Common Shares or give consents or approvals of any kind;

(d)

(i) the Consenting Shareholder has the authority and capacity to vote or direct the voting of the Relevant Securities, to give a proxy for the Relevant Securities in connection with the meeting of shareholders of the Company held in respect of the Transaction (the “Company Meeting”) and any class meeting of holders of Relevant Securities, and has the power to dispose of the entire legal and beneficial interest in the Company Common Shares representing the Relevant Securities; (ii) the Consenting Shareholder has conducted its own analysis and made its own decision to enter in this Agreement and has obtained such independent advice in this regard as it deemed appropriate; and (iii) the Consenting Shareholder has not relied on such analysis or decision on any person other than its own independent advisors;

(e)

this Agreement has been duly executed and delivered by the Consenting Shareholder, and, assuming the due authorization, execution and delivery by the Purchaser, this Agreement constitutes the legal, valid and binding obligation of the Consenting Shareholder, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity;

(f)

the execution and delivery of this Agreement by the Consenting Shareholder and the performance by the Consenting Shareholder of its obligations contemplated herein do not and will not: (i) violate or conflict with any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Consenting Shareholder or any of its properties or assets, or (ii) constitute a default, violation or breach under any contract, commitment, agreement, arrangement, understanding or restriction that the Consenting Shareholder is a party to, except such violations, conflicts, defaults or breaches which could not, individually or in the aggregate, impair the ability of the Consenting Shareholder to perform its obligations under this Agreement; and

(g)

to the best of its knowledge, there is no proceeding, claim or investigation in existence, pending or threatened before any Governmental Authority against the Consenting Shareholder that, individually or in the aggregate, can reasonably be expected to have an adverse effect on the Consenting Shareholder’s ability to execute and deliver this Agreement and to perform its obligations contemplated by this Agreement.

3.	Purchaser’s Representations and Warranties

The Purchaser hereby represents and warrants to the Consenting Shareholder (and acknowledges that the Consenting Shareholder is relying upon such representations and warranties) that this Agreement has been duly executed and delivered by the Purchaser, and, assuming the due authorization, execution and delivery by the Consenting Shareholder, this Agreement constitutes a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to laws of general application and bankruptcy, insolvency and other similar laws affecting creditors’ rights generally and general principles of equity.

4.	Consenting Shareholder Covenants

(a)

Except as contemplated in this Agreement or pursuant to the exercise or settlement, as applicable, in accordance with their respective terms, of any Options or RSUs, the Consenting Shareholder agrees with the Purchaser that it shall not, directly or indirectly, in any manner:

(i)

sell, transfer, gift, assign, pledge, hypothecate, encumber, convert or otherwise dispose of any of the Relevant Securities or any interest therein or enter into any agreement, arrangement or understanding in connection therewith; or

(ii)

deposit any of the Relevant Securities into a voting trust, or grant (or permit to be granted) any proxies or powers of attorney or attorney in fact, or enter into a voting agreement, understanding or arrangement, with respect to the voting of its Relevant Securities;

in each case, without having first obtained the prior written consent of the Purchaser, which consent is within the sole discretion of the Purchaser and may be unreasonably withheld.

(b)

Except if the Consenting Shareholder is a director or officer of the Company and in such capacity and to the extent permitted by the Arrangement Agreement, agrees that it shall not, directly or indirectly:

(i)	solicit, initiate, encourage or facilitate (including by way of furnishing non-public information of the Company or the Consenting Shareholder) any Acquisition Proposal;

(ii)

(A) participate in any discussions, conversations, negotiations or other communications with any person with respect to an Acquisition Proposal; (B) furnish any information to any person in connection with an Acquisition Proposal; or (C) otherwise assist, facilitate or encourage the making of, or cooperate in any way regarding, any Acquisition Proposal;

(iii)	continue any existing negotiations, discussions, conversations or other communications with respect to any Acquisition Proposal;

(iv)

otherwise cooperate in or knowingly facilitate any effort or attempt to make, implement or accept any proposal or offer that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal; or

(v)	accept or enter into or propose publicly to accept or enter into a Contract with any person relating to an Acquisition Proposal.

(c)	The Consenting Shareholder hereby irrevocably covenants, undertakes and agrees that it shall:

(i)	vote (or cause to be voted) all of the Relevant Securities:

(A)

in favour of the approval, consent, ratification and adoption of the Arrangement Agreement and the Plan (and any actions required in furtherance thereof), and not withdraw any proxies or change its vote in respect thereof;

(B)

against any resolution or action by the Company or any other person that may in any way adversely affect or reduce the likelihood of the successful completion of the Arrangement or the Transaction, or delay or interfere with, the completion of the Arrangement or the Transaction;

(ii)

not vote or grant to any person other than the Purchaser a proxy to vote or enter into any voting trust, vote pooling or other agreement with respect to the right to vote the Relevant Securities (and will cause such Relevant Securities not to be voted) in favour of any Acquisition Proposal.

(iii)

deliver, or cause to be delivered, to the Company’s transfer agent, or as otherwise directed by the Company, after receipt of proxy materials for, and no later than five (5) Business Days before the date of, the Company Meeting or any other meeting of holders of Company Common Shares called for the purpose of approving the Transaction, a duly executed proxy directing that the Relevant Securities be voted at such meeting in favour of the Transaction and all related matters. The Consenting Shareholder hereby revokes any and all previous proxies granted that may conflict or be inconsistent with the matters set forth in this Agreement and the Consenting Shareholder agrees not to, directly or indirectly, grant any proxy or power of attorney with respect to the matters set forth in this Agreement; and

(iv)	not support any action that is intended or would reasonably be expected to impede, interfere with, delay, postpone or discourage consummation of the Transaction or the Plan.

(d)	The Consenting Shareholder shall not, and hereby agrees not to:

(i)	assert or exercise any dissent rights and waives any rights of appraisal, or rights to dissent from the Arrangement or the Transaction that the Consenting Shareholder may have; or

(ii)

commence or participate in, and shall, and hereby agrees to, take all actions necessary to opt out of any class action with respect to, any claim, derivative or otherwise, against the Company or the Purchaser or any of their Subsidiaries (or any of their respective successors) relating to the negotiation, execution and delivery of the Arrangement Agreement or the consummation of the Transaction.

(e)	The Consenting Shareholder further agrees:

(i)

To the existence and factual details of this Agreement being set out in any public disclosure, including, without limitation, press releases and court materials, produced by the Company or the Purchaser, at the discretion of the Company or the Purchaser, in connection with the Transaction and the Plan, and

(ii)	to this Agreement being filed and/or available for inspection by the public to the extent required by law or stock exchange rules.

5.	Change in Nature of Transaction

(a)

In the event that: (i) the Company, with the agreement of the Purchaser, determines in its good faith judgment that it is necessary or desirable to proceed with an alternative transaction structure, including, without limitation, a takeover bid or asset or share purchase, in conjunction with or instead of the Plan; and (ii) such alternative transaction provides the same, or better, financial treatment to all affected parties and the financial implications (including tax) for the Consenting Shareholder are the same or better and the alternative transaction is on terms that are not more adverse than those contained in the Arrangement Agreement (as described in each of the foregoing clauses (i) and (ii), a “Revised Transaction”), the Consenting Shareholder shall support the completion of the Revised Transaction in the same manner and to the same extent that it has agreed to support the Transaction and the Plan under this Agreement.

(b)

In the event of any proposed Revised Transaction, the references in this Agreement to the Transaction shall be deemed to be changed to “Revised Transaction” and all terms, covenants, representations and warranties of this Agreement shall be and shall be deemed to have been made in the context of the Revised Transaction.

6.	Meaning of Relevant Securities

The term “Relevant Securities” means that number of Company Common Shares, Options and RSUs set forth in Appendix “A” hereto, being all of the securities of the Company owned legally or beneficially, either directly or indirectly, by such Consenting Shareholder or over which the Consenting Shareholder exercises direct or indirect control or direction, and will be deemed to also include (a) any Company Common Shares, Options and RSUs issued to the Consenting Shareholder pursuant to any stock dividend, stock split, recapitalization, reclassification, combination or exchange of Company Common Shares, Options or RSUs on, of, or affecting the Relevant Securities on or after the date of this Agreement, and (b) any Company Common Shares, Options and RSUs acquired by the Consenting Shareholder, or issued to the Consenting Shareholder, on or after the date of this Agreement (including pursuant to the exercise, conversion or vesting of any securities of the Company that are exercisable for, convertible into or vest as Company Common Shares (including all Relevant Securities)), and all such acquired Company Common Shares, Options and RSUs shall be deemed Relevant Securities and subject to the terms of this Agreement as though owned by the Consenting Shareholder as of the date hereof.

7.	Termination

This Agreement and the obligations of the Parties to this Agreement shall terminate upon the earliest to occur of:

(a)	the termination of the Arrangement Agreement in accordance with its terms;

(b)	at any time, by mutual agreement in writing executed by the Parties; or

(c)	the Effective Time of the Transaction.

Each Party shall be responsible and shall remain liable for any breach of this Agreement by such Party occurring prior to the termination of this Agreement.

8.	Confidentiality Obligations

The Consenting Shareholder agrees to keep the Transaction as well as the existence and contents of this Agreement confidential and not to disclose the Transaction or the existence or contents of this Agreement to any person except as is required by law. It is understood and agreed that any disclosure with respect to the Transaction and this Agreement will be made only by the Company and the Purchaser.

9.	Miscellaneous

(a)

If the Consenting Shareholder acquires additional Company Common Shares or other securities of the Company (“Additional Shares”) after the date hereof, whether from the Company or from another shareholder of the Company, any and all rights and claims obtained by the Consenting Shareholder with respect to, on account of or pursuant to any Additional Shares shall automatically be subject to this Agreement.

(b)

This Agreement (including the schedule attached to this Agreement) constitutes the entire agreement and supersede all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof.

(c)

Any provision in this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by the Consenting Shareholder, and the Purchaser, or in the case of a waiver, by the Party against whom the waiver is to be effective. No failure or delay by any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise.

(d)

Any date, time or period referred to in this Agreement shall be of the essence except to the extent to which the Parties agree in writing to vary any date, time or period, in which event the varied date, time or period shall be of the essence.

(e)

All notices and other communications which may be or are required to be given pursuant to any provision of this Agreement shall be given or made in writing and shall be deemed to be validly given if served personally or by facsimile transmission, in each case addressed to the particular Party:

(i)	If to the Purchaser, at:

Uranium Energy Corp.

Suite 1830, 1030 West Hastings Street,
Vancouver, British Columbia, Canada, V6E 2Y3

Attention: Amir Adnani, President and CEO
Main: [****]
Facsimile: [****]
Email:[****]; and

(ii)	If to the Consenting Shareholder, at:

___________________________________________ (name)

c/o UEX Corporation

Unit 200 – 3530 Millar Avenue
Saskatoon, Saskatchewan, Canada, S7P 0B6
Attention:         Roger Lemaitre, Chief Executive Officer
Email:               [****];

or at such other address of which any Party may, from time to time, advise the other Parties by notice in writing given in accordance with the foregoing. The date of receipt of any such notice shall be deemed to be the date of delivery or transmission thereof.

(f)

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the terms of this Agreement remain as originally contemplated to the fullest extent possible.

(g)

The provisions of this Agreement shall be binding upon and enure to the benefit of the Parties hereto and their respective successors and permitted assigns, provided that no Party may assign, delegate or otherwise transfer any of its rights, interests or obligations under this Agreement without the prior written consent of the other Party hereto, except that the Purchaser may assign this Agreement to an affiliate, without reducing its own obligations hereunder, without the consent of the Consenting Shareholder.

(h)

This Agreement is governed by the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each Party submits to the jurisdiction of the courts of competent jurisdiction in the Province of British Columbia in respect of any action or proceeding relating to this Agreement. The Parties shall not raise any objection to the venue of any proceedings in any such court, including the objection that the proceedings have been brought in an inconvenient forum.

(i)

The Consenting Shareholder recognizes and acknowledges that this Agreement is an integral part of the Transaction, that the Purchaser would not enter into the Arrangement Agreement and the Plan unless this Agreement was executed, and accordingly acknowledges and agrees that a breach by the Consenting Shareholder of any covenants or other commitments contained in this Agreement will cause the Purchaser to sustain injury for which they may not have an adequate remedy at law for monetary damages. Therefore, the Parties agree that in the event of any such breach the Purchaser shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the Parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

(j)

The Parties confirm that it is their wish that this Agreement, as well as any other documents relating to this Agreement, including notices, schedules and authorizations, have been and shall be drawn up in the English language only.

(k)	This Agreement may be executed by facsimile or other electronic means and in one or more counterparts, all of which shall be considered one and the same agreement.

This Agreement has been agreed and accepted on the date first written above.

URANIUM ENERGY CORP.

By:
Name: Amir Adnani
Title: President and CEO

UEC 2022 ACQUISITION CORP.

By:
Name: Amir Adnani
Title: President and CEO

SIGNED AND DELIVERED in the presence of: Witness Signature Witness Name (Printed) Witness Address	) ) ) ) ) ) ) ) )	Signature of Consenting Shareholder Print Name of Consenting Shareholder:

SCHEDULE A - RELEVANT SECURITIES

REGISTERED HOLDER	BENEFICIAL HOLDER	NUMBER AND TYPE OF SECURITY
_________ Common Shares
_________ Stock Options
__________ RSUs